CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated November 12, 2004, with respect to the Dreyfus Premier Enterprise Fund, Dreyfus Premier Financial Services Fund and Dreyfus Premier Natural Leaders Fund which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.

ERNST & YOUNG LLP

New York, New York January 24, 2005